EXHIBIT 15
                                                                    ----------





                                                 August 12, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Attention:  Filing Desk, Stop 1-4
Washington, D.C.  20549-1004

                  Re:  Fortune Brands, Inc.

         We are aware that our report dated August 12, 1998, on our review of interim financial information of Fortune Brands, Inc. and Subsidiaries for the three-month and six-month periods ended June 30, 1998 and 1997 included in this Form 10-Q, has been incorporated by reference into (a) the Registration Statement on Form S-8 (Registration No. 33-64071) relating to the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039 and 33-3985) of Fortune Brands, Inc. Pursuant
to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of such registration statements or prospectuses or certification by us within the meaning of Sections 7 and 11 of that Act.

                                                 Very truly yours,



                                                 PricewaterhouseCoopers LLP

1301 Avenue of the Americas
New York, New York  10019